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                                                                       EXHIBIT 5


                      OPINION OF STOLL, KEENON & PARK, LLP
                        AS TO THE VALIDITY OF THE SHARES
                          OF CITIZENS FIRST CORPORATION
                          COMMON STOCK BEING REGISTERED


November 17, 1998


Citizens First Corporation
1126 College Street
Bowling Green, Kentucky 42102

          Re: 536,667 Shares of Common Stock, No Par Value Per Share, of Citizens First Corporation, a Kentucky Corporation ("Company")

Gentlemen:

         The undersigned has participated in the preparation of a registration statement on Form SB-2 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to up to 536,667 shares of the Company's common stock, no par value per share ("Common Stock"), to be issued by the Company through a public offering.

         For purposes of rendering the opinion expressed herein, the undersigned has examined the Company's corporate charter and all amendments thereto; the Company's bylaws and amendments thereto; and such of the Company's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of the Company's officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

         Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is the undersigned's opinion that:

               1. The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Kentucky and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property as now conducted;




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               2.   The shares of Common Stock to be issued by the Company in
                    accordance with the terms set forth in the Prospectus constituting a part of the Registration Statement have been duly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities law provisions as may be applicable have been complied with and (b) such shares have been duly delivered to the Underwriter against payment therefor as contemplated by the Prospectus, such shares of Common Stock will be legally issued, fully paid and nonassessable.

         The opinions expressed above are limited by the following assumptions, qualifications and exceptions.

               (a) The undersigned is licensed to practice law only in the Commonwealth of Kentucky and expresses no opinion with respect to the effect of any laws other than those of the Commonwealth of Kentucky and of the United States of America.

               (b) The opinion stated herein is based upon statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion.

               (c) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

         The undersigned hereby consents to the undersigned being named as a party rendering a legal opinion under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. We also hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

                                              Very truly yours,

                                              STOLL, KEENON & PARK, LLP


                                              /s/ Stoll, Keenon & Park, LLP



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